Item 3-2.  First Amendment to Articles of Incorporation



                       ARTICLES OF AMENDMENT
                              TO THE
                     ARTICLES OF INCORPORATION

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                            ARTICLE ONE

     The  name  of  the Corporation is Unlimited Global  Interests,
Inc.

                            ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by the directors of the corporation on the 6th day of July, 1993.

     The amendment alters Article One of the original Articles of Incorporation and the full text of each provision added is as follows:

     "Article One
     "The name of the Corporation is HOH Mortgage, Inc."

                           ARTICLE THREE

     No shares have been issued.

     DATED this 7th day July, 1993

                                        /s/ Marilyn S. Hershman
                                        -----------------------
                                        Marilyn S. Hershman
                                        Acting Assistant Secretary



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             CERTIFICATE AND ARTICLES OF INCORPORATION
                                OF
                        HOH MORTGAGE, INC.

     The undersigned person, having the age of 21 or more, associate himself for the purpose of forming a corporation under the laws of the State of Texas and do hereby adopt the following Certificate and Articles of Incorporation.

1.  Name.  The name of this corporation is HOH MORTGAGE, INC.

2. Purpose and Powers. This corporation is organized in for the transaction of any and lawful business for which corporations under the laws of the State of Texas, as they may be amended from time to time, and specifically but not in limitation thereof, the purpose of:

     To provide mortgage financing for low-to-moderate income families and individuals;

     To provide FHA, VA and Conventional mortgage financing to the general public;

     Buying, developing, building and selling real estate;

     Rehabilitation   and   new   construction   of    residential,
     multifamily, and commercial buildings;

     Formation and management of subsidiary companies;

     This corporation shall have the broad general powers set forth by regulation and statute in this state.

3.    Duration.   The  duration  of  this  corporation   shall   be
perpetuity.



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4.  Registered Agent.  The corporation appoints Lloyd P. Broussard, who has been a bona fide resident of the State of Texas for at least two years. This appointment may be revoked at any time in
accordance  with the rules of the State of Texas.   Copies  of  all
corporate  records shall be kept at the "Registered  Office".   The
address of the "Registered Agent" is the same as that of the "Registered Office" listed below.

5.  Registered Office.  The initial "Registered Office" shall be:

Street Address:  2900 Woodbridge, Suite 302, Houston, Texas 77087.

Mailing Address:  2900 Woodbridge, Suite 302, Houston, Texas 77087.

6. Board of Directors. The number of directors of the corporation shall be fixed and may be altered from time to time as may be provided in the bylaws. In the case of any increase in the number of directors, the additional directors shall be elected by the shareholders at an annual or special meeting, as shall be provided for in the bylaws.

     The initial Board of Directors shall consist of 4 persons, who shall serve until their successors are qualified according to the bylaws, and whose names and addresses are:

Name/Address                      Officers

Bruce A. Belvin                   President
6735 Deer Ridge
Houston, Texas 77086

Lloyd P. Broussard                Executive Vice President
8888 Benning #232
Houston, Texas 77031

Yvonne E. Hardy                   Vice President/Secretary
11280 Braes Forest #105           Chief Operating Officer
Houston, Texas 77071

Ronald Evans                      Vice President/Treasurer
12015 Montrose Village Terrace
Rockville, MD 20852

7. Amendment of Bylaws. Both the shareholders and the board of directors shall have the power as provided in the bylaws.



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8.   Incorporators.   The  name  and  address  of  the  undersigned
incorporator is:

Name                              Address
Lloyd P. Broussard                8888 Benning #232
                                  Houston, Texas 77031

All Powers, duties and responsibilities of the incorporators shall cease at the time of delivery of this Certificate to the person or department with whom the Articles are filed.

9. Commencing Business. The corporation will not commence business until it has received for the issuance of shares consideration of the value of One Thousand Dollars ($1000.00) consisting of money, labor or property actually received.

10.    Capital  Stock.   The  authorized  capital  stock   of   the
corporation shall be as follows:

The number of Class "A" shares of common voting stock shall be 1000 shares with a par value of $1.00 per share.

No Class "B" shares have been issued.

     a)   All  or  any portion of the capital stock may  issued  in
consideration  for  cash,  real  or  personal  property,   services
rendered, or any other thing of value for the





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